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Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

August 22, 2005

Duke Energy Holding Corp.
526 South Church Street
Charlotte, North Carolina 28202

    Re:
    Duke Energy Holding Corp.
    Registration Statement on Form S-4
    (File No. 333-126318)

Ladies and Gentlemen:

        We have acted as special counsel to Duke Energy Holding Corp., a Delaware corporation (the "Company"), in connection with the issuance by the Company of an aggregate of up to 1,255,615,954 shares of common stock, no par value (the "Common Stock"), of the Company pursuant to an Agreement and Plan of Merger, dated as of May 8, 2005 and amended as of July 11, 2005 (the "Merger Agreement"), among the Company, Duke Energy Corporation, a North Carolina corporation, Cinergy Corp., a Delaware corporation, Deer Acquisition Corp., a North Carolina corporation and a wholly-owned subsidiary of the Company, and Cougar Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company.

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 (File No. 333-126318) (the "Registration Statement") as filed with the Securities and Exchange Commission (the "Commission") on July 1, 2005 under the Act and Amendment No. 1 to the Registration Statement as filed with the Commission on August 22, 2005 under the Act; (ii) a specimen certificate representing the Common Stock; (iii) the Certificate of Incorporation of the Company, as amended to date and currently in effect; (iv) the By-Laws of the Company, as amended to date and currently in effect; (v) the form of the Certificate of Incorporation of the Company to be in effect as of the effective time of the mergers; (vi) the form of the By-laws of the Company to be in effect as of the effective time of the mergers; (vii) the Merger Agreement and (viii) certain resolutions of the Board of Directors of the Company, relating to the approval of the Merger Agreement and the transactions contemplated thereby, including the issuance of the Common Stock, and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

        Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

        Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act; (ii) the mergers are completed in accordance with the Merger Agreement and (iii) shares representing the Common Stock have been registered, in book-entry form, in the names of the holders of the common stock of Duke Energy Corporation and Cinergy Corp. as contemplated by the Merger Agreement, the issuance of the Common Stock will have been duly authorized, and the Common Stock will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP
Skadden, Arps, Slate, Meagher & Flom LLP

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  Exhibit 5.1
[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]